UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2018

MERIDIAN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36573	46-5396964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 Prospect Street, Peabody, Massachusetts 01960

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 567-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On January 24, 2018, the Board Directors of Meridian Bancorp, Inc. (the “Company”) adopted a majority voting policy regarding the election of directors. Pursuant to the policy, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes cast “for” such election shall tender his or her resignation for consideration by the Nominating/Corporate Governance Committee of the Company. The Nominating/Corporate Governance Committee shall recommend to the Board the action to be taken with respect to the resignation. Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Committee’s or the Board’s deliberations as to whether to accept the resignation. The Board will publicly disclose its decision within 90 days of the certification of the election results.

Item 9.01	Financial Statements and Exhibits

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN BANCORP, INC.

Date: January 29, 2018	By:	/s/ Mark L. Abbate
Mark L. Abbate
Executive Vice President, Treasurer and
Chief Financial Officer